FEDERAL HOME LOAN BANK OF CHICAGO

July 18, 2006

To Our Members,

The Board of Directors of the Federal Home Loan Bank of Chicago today declared a cash dividend at an annualized rate of 3.1 percent, based on the Bank's preliminary financial results for the second quarter of 2006. The dividend will be paid by crediting your account on August 15, 2006.

Our final second quarter results will be reported in our Form 10-Q, which will be filed with the Securities and Exchange Commission on or about August 14, 2006.

The Board joins me in thanking you for your membership and your continuing partnership with the Federal Home Loan Bank of Chicago. If you have any questions, please feel free to contact your Relationship Manager, Charles A. Huston, our Executive Vice President of Member Relationship Management, or me.

Sincerely,

Mike Thomas

President and CEO

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